Exhibit 99.1

Contacts:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman
kaldrich@intlstemcell.com
Jeff Krstich, CEO
jkrstich@intlstemcell.com
760-940-6383

Media Relations:
The Orbach Company, Inc.
Nevena Orbach
818-904-0500
nevena@orbachco.com

International Stem Cell Corporation Creates Human Stem Cell Lines
That Can Eliminate Immune Rejection by Patients;
Discovery is a Step Closer to a Universal Stem Cell Line for Human
Therapeutics and Creation of a Global Stem Cell Bank

Oceanside, California, December 19, 2007— Scientists at International Stem Cell Corporation (OTCBB: ISCO) have created unique human stem cell lines that make them easily “immune matched” to human beings and could enable the creation of a bank of stem cells that could be used, without rejection, by a majority of the different people and races of the world.

Akin to the concept of finding multiple “universal Type O blood donors”, the discovery is significant because it would eliminate the need for harsh immune suppression drugs currently used for cell transplant therapy. This may open the door to cell transplant therapy for diseases such as juvenile diabetes where the use of immune suppressant drugs is harmful to the patient.

The findings are outlined in a scientific peer review paper entitled “HLA Homozygous Stem Cell Lines Derived from Human Parthenogenetic Blastocysts” which was announced in the December 19, 2007 online edition of Cloning and Stem Cells Journal: http://www.liebertonline.com/doi/pdfplus/10.1089/clo.2007.0063

Of four unique human stem cell lines created, one line identified as hpSC-Hhom-4 was found to be a match with common immune types found in various races across the United States, opening the door to wide application in human therapeutics.  The paper reports that for the Hhom-4 line, for example, therapeutic applications could be beneficial for tens of millions of people in the United States alone.

“We are excited about this finding as it moves us closer to being able to cross-match stem cells for human transplant and build a true stem cell bank that could offer on-demand delivery of stem cells matched to a patient’s own immune system and eliminate the need for immunosuppressant drugs,” said Jeff Krstich, CEO of International Stem Cell Corporation. “Our intent is to begin clinical safety studies in animals immediately and utilize these hpSC-Hhom (or Hhom) cell lines to advance the field of regenerative medicine, as well as to commercialize our cells for cell transplant therapies.”

One of the greatest risks with all transplants is immune rejection, notes Jeffrey Janus, Director of Scientific Research and co-author of the paper. “Immune suppressant drugs are usually required that result in a precarious balance that involves intentional compromise of the patient’s immune system to keep the body from rejecting the transplant, while still maintaining an immune system strong enough to defend against opportunistic infections and disease.”

It is far more complicated in children, he added. “Children are more sensitive to the harsh effects of immune-suppressant drugs, thereby reducing therapeutic options and positive outcomes.”

Transplant-based stem cell therapies face the same immune matching challenges as those faced by patients undergoing tissue and organ transplants. This makes ISCO’s creation of the Hhom stem cell lines a significant step toward achieving successful donor stem cell transplants.

These new stem cell lines were created by ISCO lead scientist Dr. Elena Revazova using a process called “parthenogenesis”, which utilizes unfertilized human eggs and doesn’t destroy fertilized human embryos. International Stem Cell Corporation on June 27, 2007 announced that Dr. Revazova, one of the world’s leading cell biologists, had led a team in the first deliberate creation of human parthenogenetic stem lines. That breakthrough was outlined in a peer review paper entitled “Patient-Specific Stem Cell Lines Derived from Human Parthenogenetic Blastocysts”, and published in Cloning and Stem Cells Journal http://www.liebertonline.com/doi/pdfplus/10.1089/clo.2007.0033.

That process then led to the current creation of the Hhom cell lines, which represent a “next major step” advancement of ISCO’s original parthenogenetic breakthrough. Data presented shows that the four new stem cell lines function similarly to those derived from fertilized human embryos and have the capacity to differentiate into the three germ layers of the body, meaning they have the ability to become any human cell type. Future work is focused on differentiating the Hhom cell lines into therapeutically useful cells.

Although these Hhom lines are virtually animal contaminant free-- a distinction likely to be critical for meeting Federal Drug Administration (FDA) approval for human clinical trials -- the biggest advantage is that these parthenogenetically-derived stem cells have a simplified genetic code in the critical “HLA region” of the DNA, the region that gives a cell its immune profile to the outside world. The overall result produces a cell that is more easily matched with the immune systems of a far greater percentage of a population group.

The paper reports that “with proper selection of oocyte donors according to HLA haplotype, and FDA approved manufacturing protocols, it is possible to generate a bank of cell lines whose tissue derivatives collectively could be MHC-matched with a significant number of individuals.”

In explaining how the cell lines may be applied in populations worldwide, the paper notes: “It has been suggested that a panel of only ten HLA homozygous human stem cell lines selected for common types can provide a complete HLA-A, HLA-B and HLA-DR match for 37.7% of United Kingdom recipients, and a beneficial match for 67.4%.”

In addressing the US population, the paper notes, “…calculations suggest that there are close to 200 common haplotypes per racial group. The hpSC-Hhom-4 line carries one of the most common haplotypes.”

“We believe that Hhom lines are ideally suited for establishing a repository -- a stem cell bank -- of differentiated cells and tissues HLA-matched to population groups, which could be available for immediate clinical application,” added Krstich. “ISCO’s discovery significantly reduces the number of necessary stem cell lines needed to treat vast numbers of people. Moreover, the process is relatively efficient and reproducible.”

The paper reports that aside from regenerative therapy, “a repository of cells and tissues derived from Hhom lines may be invaluable in the treatment of genetic disorders, “….including “Alzheimer’s disease, diabetes, Graves disease, hemophilia, Huntington’s Disease, muscular dystrophy, Parkinson’s disease, sickle cell anemia, Phenylketonuria-PKU and Severe Combined Immune Deficiency (SCID).”  Scientists must first change or “differentiate” the Hhom stem cells into the proper cell type to cure these diseases, but the Hhom lines should provide the best starting point for these studies.

ABOUT INTERNATIONAL STEM CELL CORPORATION:

International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products through the use of human stem cells. In the area of therapeutic product development, ISCO's objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO has developed pluripotent human stem cells from unfertilized human eggs, and techniques to cause those stem cells to be "differentiated" into the specific cell types required for transplant. It has developed manufacturing protocols to produce the cells minimizing contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO also provides the specialized cells and growth media needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.internationalstemcell.com.

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